SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 21, 2008

POWER MEDICAL INTERVENTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33770	23-3011410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Address of principal executive offices) (Zip Code)

2021 Cabot Boulevard, Langhorne, Pennsylvania 19047

(Mailing Address)

(267) 775-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01                                                               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As announced on October 24, 2008, on October 22, 2008, Power Medical Interventions, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company was not in compliance with Marketplace Rule 4450(b)(1)(A), which requires the Company to evidence $50,000,000 in market value of listed securities.  In accordance with Marketplace Rule 4310(c)(8)(C), the Company was afforded 30 calendar days, or until November 21, 2008, to regain compliance with the market value of listed securities requirement.  The Company did not regain compliance by November 21, 2008, and accordingly, on November 21, 2008, the Company received a letter from the NASDAQ Listing Qualifications Staff (the “Staff Determination”) notifying the Company that, based upon the Company’s non-compliance with the $50 million market value of listed securities requirement and its failure to meet the continuing listing requirements under alternative Maintenance Standard 1, the Staff had determined to delist the Company’s securities from NASDAQ unless the Company requested a hearing before a NASDAQ Listing Qualifications Panel (the “NASDAQ Panel”).

On November 26, 2008, the Company requested a hearing before the NASDAQ Panel, which will stay any action with respect to the Staff Determination until the Panel renders a decision subsequent to the hearing.  There can be no assurance that following the hearing the Panel will grant the Company’s request for continued listing.

A copy of the Company’s November 26, 2008 press release concerning the Staff Determination is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 9.01                                                               Financial Statements and Exhibits

(d) Exhibits

Exhibit		Filed with this	Incorporated by Reference
No.	Description	Form 8-K	Form	Filing Date	Exhibit No.
99.1	Press release issued by Power Medical Interventions, Inc., dated November 26, 2008, titled “Power Medical Interventions, Inc. Receives Nasdaq Notice; Hearing Requested.”	☒

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

	By:	/s/ John P. Gandolfo
John P. Gandolfo
Chief Financial Officer

Date: November 26, 2008